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                                                                    EXHIBIT 5.1




                               November 12, 1997





Harbinger Corporation
1055 Lenox Park Boulevard
Atlanta, Georgia 30319

        Re:     Harbinger Corporation -- Registration Statement on Form S-4

Ladies and Gentlemen:

                We have acted as counsel for Harbinger Corporation, a Georgia corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-39023) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger (the "Merger") of Olympic Subsidiary Corporation ("Merger Sub") with and into Premenos Technology Corp., a Delaware corporation ("Premenos"), as set forth in the Joint Proxy Statement/Prospectus contained in the Registration Statement and in accordance with the Merger Agrement (the "Merger Agreement"), dated as of October 23, 1997, among the Company, Merger Sub, and Premenos, attached as Annex A to the Joint Proxy Statement/Prospectus.

                In our capacity as such counsel, we have reviewed (i) the Registration Statement, (ii) the Merger Agreement and (iii) The Harbinger Corporation 1996 Stock Option Plan (the "Stock Option Plan"). We also have reviewed such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

                This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


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Harbinger Corporation
November 12, 1997
Page 2



           Based upon and subject to the foregoing, we are of the opinion that: (1) the shares of common stock, $.0001 par value per share, of the Company to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable; (2) the options to acquire Common
Stock to be issued in connection with the stock option assumption and substitution set forth in Section 2.3 of the Merger Agreement (the "Harbinger Stock Options") have been duly authorized; and (3) upon exercise of the Harbinger Stock Options in accordance with the terms of the Stock Option Plan, the shares of Common Stock to be issued thereunder, when issued in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and nonassessable.

           This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without prior written consent.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus that is included in the Registration Statement.

                                Very truly yours,


                                KING & SPALDING